Synthesis Energy Systems Signs MOU with Hulunbeier Tianfu Energy for City Gas Project

Exclusive Agreement for Supply of SES Technology, Equipment and Services

HOUSTON, Oct. 23, 2013 -- Synthesis Energy Systems, Inc. (NASDAQ: SYMX) ("SES") announced today that its subsidiary company, SES New Energy Technologies (Shanghai) Co., Ltd., has entered into a Memorandum of Understanding ("MOU") with Hulunbeier Tianfu Energy Co., Ltd. ("Tianfu"), for the supply of SES' gasification technology, equipment and services to its 1 billion normal-cubic-meters per-year city gas project to be built in Hulunbeier, Inner Mongolia, China.

The project is to be located in the Xie’ertala Project Area of the Hulunbeier Economic and Technical Development Zone. Tianfu has completed the required Feasibility Study Report and Environmental Impact Assessment based on using SES’ gasification technology. The project has also received approvals to proceed from both the Hulunbeier City Development and Reform Commission and the Hulunbeier City Environmental Protection Bureau. The total project scale is a planned 1 billion normal-cubic-meters per year at an estimated cost of 3.45 billion RMB and is to be built in phases. The first phase is planned to be 330 million normal-cubic-meters and completion of phase one is estimated to occur approximately 18 months after construction starts.

Tianfu intends to use SES’ gasification technology for the conversion of Inner Mongolian lignite resources to syngas. According to the terms of the MOU, both sides have agreed to work exclusively over the next 12 months for the purpose of completing the technology licensing, equipment supply and technical service agreements.

The project leader of Tianfu, Mr. Xu Zhenzhong, said, “SES’ gasification technology is one of the most advanced coal chemical technologies of the world and is especially environmentally friendly. Once completed, the project is expected to supply gas to Hulunbeier residents as well as provide gas for mining industry vehicles in the eastern region of Inner Mongolia.” Mr. Xu added, “The project will promote the development and clean utilization of lignite, resolve the tight natural gas supply in Hulunbeier, and extend the industrial chain and added value from lignite, while also maximizing the benefit and the value from the lignite resources of Hulunbeier.”

Robert Rigdon, President and CEO of SES, said, “This cooperation with Tianfu is a real win-win for both Tianfu and SES and the city of Hulunbeier and is a great example of how our gasification technology brings distinct economic and environmental advantages. We believe our technology’s ability to be constructed at lower cost, use less water and most importantly to economically transform Hulunbeier’s lignite resources into valuable syngas for production of city gas, can deliver a big economic and environmental advantage over other alternatives.” Mr. Rigdon added, “We are moving forward now to complete the technical and commercial arrangements for the supply of our technology package to this project. This package includes the required license plus gasification equipment and services. We are focused intently on delivering near-term financial results from our business in China through the upcoming startup of our ZZ JV along with the Yima JV project. We believe that supplying our technology package into this project, combined with our recently announced supply of technology and equipment to Hongye's glycol project, has the potential to further add to our financial results and build momentum for additional projects in China."

About Synthesis Energy Systems, Inc.

SES provides technology, equipment, engineering and technical services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. The SES technology converts coal in a cost effective manner into synthesis gas without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of the SES gasification technology relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use most all qualities of coal (including lower grade, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

About Hulunbeier Tianfu Energy Co., Ltd.

Hulunbeier Tianfu Energy Co., Ltd. is a joint venture established by Jilin Tianfu Energy Group Co., Ltd. and Youxin Group. The company was established in April 2012. The main business of Jilin Tianfu Energy Group Co., Ltd. includes production, processing and selling of liquefied natural gas (LNG) and compressed natural gas (CNG), and natural gas pipeline transportation, land transportation, and other new energy development projects. Youxin Group’s has begun to expand to industrial, real estate, technology, investment, finance and many other fields from commercial industry. The Group currently has a number of direct or indirect holding of subsidiaries, the total assets is more than 6 billion RMB.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of the operations of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, the ability of the ZZ joint venture to effectively operate XC's methanol plant and produce methanol, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, and its ability to develop its power business unit and marketing arrangement with GE and its other business verticals, steel and renewables. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

Synthesis Energy Systems, Inc.

Charles Costenbader

Chief Financial Officer

(713) 579-0600

Charles.Costenbader@synthesisenergy.com

MBS Value Partners, LLC

Matthew D. Haines (Investors)

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Emily Simmons

Senior Managing Director

(212) 808-4904

SES@feintuchpr.com